EXHIBIT 10.9

WESTROCK COFFEE COMPANY

2020 STOCK OPTION INCENTIVE PLAN

Amended and Restated Effective as of August 26, 2022

ARTICLE I

PURPOSE OF PLAN

This Westrock Coffee Company 2020 Stock Option Incentive Plan (this “Plan”), as amended and restated, effective as of August 26, 2022 in order to reflect the conversion of Westrock Coffee Holdings, LLC into Westrock Coffee Company, is designed to (a) promote the long-term financial interests and growth of Westrock Coffee Company, a Delaware corporation (the “Company”), and its Affiliates by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company; (b) motivate management personnel by means of growth-related incentives to achieve long-range goals; and (c) further the alignment of interests of Participants with those of the shareholders of the Company and the direct and indirect shareholders of the Company through opportunities for increased equity, or equity-based ownership, in the Company.

ARTICLE II

DEFINITIONS

As used in this Plan, the following words shall have the following meanings:

“Affiliate” means (a) in the case of a Person (other than an individual), another Person that, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and (b) in the case of an individual, (i) any member of the immediate family of such individual, including parents, siblings, spouse and children (including those by adoption) and any other Person who lives in such individual’s household; the parents, siblings, spouse and children (including those by adoption) of such immediate family member and in any such case any trust whose primary beneficiary is such individual or one or more members of such individual’s immediate family and/or lineal descendants; (ii) the legal representative or guardian of such individual or of any such immediate family member if such individual or any such immediate family member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with such individual. Notwithstanding the foregoing, with respect to any financial sponsor, the term “Affiliate” shall not include any an operating portfolio company of such financial sponsor.

“Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Award” means a nonqualified option to purchase Shares granted pursuant to this Plan.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning set forth in the employment agreement between Participant and the Company or one of its Affiliates or, if Participant does not have an employment agreement, (a) Participant’s willful failure to substantially perform Participant’s duties; (b) any act of fraud, misappropriation, dishonesty, malfeasance or embezzlement by Participant in connection with the performance of Participant’s duties to the Company and its Affiliates; (c) Participant’s material violation of any policies of the Company or its Affiliates or any restrictive covenants applicable to Participant; or (d) Participant’s conviction of, or entering a plea of nolo contendere to, a felony.

“Change in Control” means the first to occur of the following events:

(a)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%), indirectly or directly, of the voting power of the Company, other than any acquisition by (i) an Affiliate of the Company immediately prior to such acquisition, (ii) an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (iii) Westrock Group and its Affiliates; or

(b)The consummation of an amalgamation, a merger, consolidation, recapitalization or similar business combination transaction of the Company or any direct or indirect Subsidiary thereof with any other entity (other than an entity controlled by (i) an Affiliate of the Company immediately prior to such transaction or (ii) Westrock Group and its Affiliates) or a sale or other disposition of all or substantially all of the assets of the Company to any other person or entity (other than (i) an Affiliate of the Company immediately prior to such transaction or (ii) Westrock Group and its Affiliates), following which the voting securities of the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the person or entity that owns substantially all of the Company’s assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof) at least fifty percent (50%) of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the person or entity that owns substantially all of the Company’s assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof, outstanding immediately after such transaction; provided, however, a transaction contemplated by clause (a) or (b) above shall only qualify as a Change in Control if, as of or in connection therewith, Westrock Group and its Affiliates have disposed of more than 50% of their investment in the Company for cash proceeds or marketable securities.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

“Committee” means the committee described in Article III (or if a committee has not been appointed by the Board, the Board shall be deemed to be the Committee for purposes of this Plan) or the Board, if it acts in lieu of the Committee.

“Common Stock” means common stock, $0.01 par value per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the immediately preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code.

“Participant” means an employee, director, consultant or other service provider of the Company or any of its Affiliates who is selected by the Committee to participate in this Plan.

“Person” shall be construed broadly and includes, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Share” means a share of Common Stock.

“Westrock Group” shall mean Westrock Group, LLC.

ARTICLE III

ADMINISTRATION

3.1Generally. This Plan shall be administered by the Board or, if the Board shall so determine, by a Committee consisting of one or more members of the Board. The members of the Committee shall be selected by the Board. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board. During any period of time in which this Plan is administered by the Board, all references in this Plan or any Award Agreement to the Committee shall be deemed to refer to the Board.

3.2Power of the Committee. Except as otherwise provided in an Award Agreement, the Committee shall have full power and authority to administer and interpret this Plan, Awards granted under this Plan and each Award Agreement, including, without limitation, the power to take the following actions: (a) exercise all of the powers granted to it under this Plan; (b) construe, interpret and implement this Plan and any Award Agreement; (c) prescribe, amend and rescind rules and regulations relating to this Plan, including rules governing its own operations; (d) make all determinations necessary or advisable in administering this Plan, Awards and any Award Agreements; (e) correct any defect, supply any omission and reconcile any inconsistency in this Plan, Awards or any Award Agreement; (f) amend this Plan, Awards and any Award Agreement to reflect changes in applicable law or, without the consent of the Participants, make any other amendment not adverse to the Participants; (g) determine from among those Persons determined to be eligible for this Plan, the particular Persons who will be Participants; (h) grant Awards under this Plan and determine the terms and conditions of such Awards, consistent with the express limitations of this Plan; (i) delegate such powers and authority to such Persons as it deems appropriate; provided that any such delegation is consistent with applicable law and any guidelines as may be established by the Committee from time to time; and (j) waive any forfeiture, vesting or other conditions under any Awards. The determination of the Committee on all matters relating to this Plan, any Award Agreement or any Awards shall be final, binding and conclusive upon all Persons.

3.3Professional Assistance; Committee Actions. The Committee may employ counsel, consultants, accountants, appraisers, brokers or other Persons at the expense of the Company. The Board, Committee, the Company, and the officers of the Company shall be entitled to rely upon the advice, opinions or valuations of any such Persons. Except as otherwise provided in an Award Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested Persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

ARTICLE IV

AWARDS

Grant of Awards. From time to time, the Committee will determine the amounts, terms, conditions and limitations of Awards, consistent with the terms of this Plan. The amount, terms, conditions and limitations of each Award under this Plan shall be set forth in an Award Agreement, in a form approved by the Committee. Unless otherwise agreed by the Committee or provided in any Award Agreement, the Participant shall pay any taxes due in respect of any Award in cash. Notwithstanding the foregoing, from and after the effective date of the Westrock Coffee Company 2022 Equity Incentive Plan, no new Awards shall be granted under this Plan.

ARTICLE V

SHARES SUBJECT TO THIS PLAN; LIMITATIONS AND CONDITIONS

5.1Shares Available for Awards. Subject to Article VII, 3,390,9921 Shares shall be available for Awards under this Plan. Unless restricted by applicable law, Shares related to Awards that are forfeited, repurchased, terminated, or canceled shall immediately become available for new Awards; provided, however, that any Shares withheld in payment of the exercise price or taxes in respect of any Award shall not become available for new Awards.

5.2Terms of Awards. At the time an Award is made or amended or the terms or conditions of an Award are changed in accordance with the terms of this Plan or the Award

1 Note to Draft: Based on the understanding that there will be no new awards granted under this Plan post-IPO, share pool matches the shares subject to the rollover options (based on Blake’s data).

Agreement, the Committee may provide for limitations or conditions on such Award in accordance with this Plan.

5.3Transfer Restrictions. Other than as specifically provided in the Award Agreement to be entered into by and between the Company and a given Participant, no Award or benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. Unless otherwise determined by the Committee and other than as specifically provided in the Award Agreement, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution.

5.4Rights as Shareholders. Other than as specifically provided in the Award Agreement, Participants shall not be, and shall not have any of the rights or privileges of, shareholders of the Company in respect of any Awards settled, convertible or exchangeable into Shares, unless and until book entry representing such Shares has been made.

5.5Coordination with Other Benefit Plans. Absent express provisions to the contrary in the applicable retirement, severance or other benefit plan or arrangement, no Award under this Plan (a) shall be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or its Affiliates or (b) shall affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.

ARTICLE VI

TRANSFERS AND LEAVES OF ABSENCE

For purposes of this Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s service without an intervening period of separation among the Company and any of its Affiliates shall not be deemed a termination of service; and (b) a Participant who is awarded in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the service of the Company (and any of its Affiliates) during such leave of absence.

ARTICLE VII

ADJUSTMENTS FOR CHANGES IN CAPITALIZATION AND REORGANIZATION EVENTS

7.1Share Change. In the event of an equity dividend, equity split, reverse equity split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, equity combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee shall, in such manner and on such terms and conditions as it, in good faith, deems appropriate, adjust any or all of the following: (a) the number and kind of Shares subject to this Plan, as set forth in Section 5.1, and available for or covered by Awards, and the exercise price applicable to outstanding Awards; (b) any performance goals governing the vesting of such Awards; and (c) any other provisions of Awards affected by such Share Change as it deems, in good faith, to be equitable or required.

7.2Reorganization Event. In the event of a merger, consolidation, acquisition of property or shares, Share rights offering, liquidation, disaffiliation (other than a spinoff) (including, but not limited to, a Change in Control) or similar transaction or event (each, a “Reorganization Event”), the Committee shall in its discretion and in such manner and on such terms and conditions as it, in good faith, deems appropriate, make such substitutions or adjustments as it deems appropriate and equitable to the outstanding Awards. Without limiting the generality of the foregoing, in the event of a Reorganization Event the Committee may take any one or more of the following actions:

(a)the Committee may provide, either by the terms of the agreement governing such transaction or by action taken prior to the occurrence of such transaction or event, for either (i) the cancellation of all or any portion of the outstanding Awards for an amount of cash or other property or a combination thereof having an aggregate value equal to the amount that could have been attained upon the realization of the Participant’s rights had such Award (or portion thereof) been fully vested, as determined by the Committee in its sole discretion, or (ii) the replacement of an Award, whether vested or unvested, with other rights or property, including cash, selected by the Committee in its sole discretion, which replacement award may be subject to vesting or the lapsing of restrictions, as applicable, on terms not substantially less favorable in the aggregate to the affected Participant than the terms of the Award for which such replacement award is substituted;

(b)the Committee may provide, either by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the securities of the successor or survivor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities subject to such Award, the exercise price thereof and any performance goals governing the vesting of such Awards; and

(c)the Committee may make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards or in the terms and conditions of (including the exercise price, the repurchase price, the vesting schedule or the performance goals governing the vesting of such Awards), and the criteria included in, outstanding Awards and the related agreements and Awards which may be granted in the future.

7.3Fractional Shares. Any adjustment provided under this Article VII may, in the Committee’s discretion, provide for the cash payment of any fractional Shares that might otherwise become subject to an Award.

7.4Other Distributions. The Committee may in its discretion also make adjustments of the type described in this Article VII to take into account distributions to shareholders or any other event if the Committee determines that adjustments are appropriate to avoid distortions in the operation of this Plan and to preserve the value of Awards made hereunder.

7.5New Securities. References in this Plan to Shares shall be construed to include any securities resulting from any adjustment described in this Article VII.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1Awards. The Committee shall have the authority to amend outstanding Awards; provided that no such action shall modify an Award in a manner adverse to the applicable Participant without the Participant’s consent, except to the extent such modification is provided for or contemplated in the terms of the Award or this Plan (including, for the avoidance of doubt, pursuant to Article VII).

8.2Plan. The Board may amend, suspend or terminate this Plan; provided that no such action shall affect an outstanding Award in a manner adverse to the applicable Participant without the Participant’s consent, except to the extent such action is provided for or contemplated in the terms of the Award or this Plan (including, for the avoidance of doubt, pursuant to Article VII).

ARTICLE IX

GOVERNING LAW

9.1Generally. This Plan, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof that could result in the application of the laws of any other jurisdiction.

9.2Non-U.S. Participants. The Committee may make Awards to employees, non-employee members of the Board, consultants or other natural Persons having a service relationship with the Company or any of its Affiliates who are subject to the laws of jurisdictions other than those of the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in this Plan for the purpose of complying with non-U.S. laws or otherwise as deemed to be necessary or desirable by the Committee.

ARTICLE X

TAXES

10.1Section 409A of the Code. It is intended that all Awards under this Plan and any Award Agreement, either be exempt from or comply with Section 409A of the Code. Any ambiguity in this Plan and any Award Agreement shall be interpreted to comply with Section 409A of the Code. In the case of an Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, with respect to any provision providing for payment in connection with a Participant’s termination of employment, no termination of employment shall be deemed a termination from employment for purposes of such Award unless it is a “separation from service” under Section 409A of the Code. To the extent applicable, as determined in the sole discretion of the Committee with and upon advice of counsel, each amount or benefit payable pursuant to this Plan and any Award Agreement shall be deemed a separate payment for purposes of Section 409A of the Code, and in no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan or any Award Agreement. In the event the equity interests of the Company are publicly traded on an established securities market or otherwise and the Participant is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Section 409A of the Code) at the time of the Participant’s termination of employment, any payments under this Plan or any Award Agreement that are deemed to be non-qualified deferred compensation subject to Section 409A of the Code and that are payable (whether in cash, Shares or other property) in connection with the Participant’s separation from service shall not be paid or begin payment until the earlier of the Participant’s death and the first day following the six (6)-month anniversary of the Participant’s separation from service.

10.2Tax Withholding. If the Company or any Affiliate shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Award, the Company or any Affiliate shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements. The Company or any of its Affiliates shall have the right, at its option, to take the following actions: (a) require the Participant to pay or provide for payment of the amount of any taxes which the Company or any of its Affiliates may be required to withhold with respect to such Award; (b) deduct from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Participant the amount of any taxes which the Company or any of its Affiliates may be required to withhold with respect to such Award; or (c) withhold Shares subject to the Award having a Fair Market Value of the minimum amount of any taxes which the Company or any of its Affiliates are required to withhold with respect to such Award (or such greater amount as determined by the Committee).

ARTICLE XI

MISCELLANEOUS

11.1ERISA. This Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

11.2No Right of Employment or Service. Nothing contained herein, in an Award Agreement or in an Award shall confer on any employee, director or consultant any right to be continued in the employ or service of the Company or any Affiliates, constitute any contract or agreement of employment or other service, or affect an employee’s status as an at-will employee, nor shall anything contained herein, in any Award Agreement or an Award affect any rights which the Company or its Affiliates may have to change a person’s compensation or other benefits or terminate such person’s employment or association with the Company or its Affiliates for any reason (with or without Cause, with or without compensation) at any time.

11.3Unfunded Plan. Unless the Committee determines otherwise, no benefit or promise under this Plan shall be secured by any specific assets of the Company or any of its Affiliates, nor shall any assets of the Company or any of its Affiliates be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Plan.

11.4Non-Uniform Determinations. The Committee’s determinations under this Plan need not be uniform and may be made by it selectively among Persons who receive or are eligible to receive Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Persons to receive Awards under this Plan and the terms and provisions of Awards under this Plan.

11.5Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Plan shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and the word “or” is not exclusive.

11.6Severability. In the event any provision of this Plan or any Award Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of this Plan and such Award Agreement and such illegal, invalid or unenforceable provision shall be deemed modified as if such provision had not been included.

11.7Survival of Terms; Conflicts. The provisions of this Plan shall survive the termination of this Plan to the extent consistent with, or necessary to carry out, the purposes thereof. Each Award Agreement remains subject to the terms of this Plan; provided, however, in the event of any conflict between specific provisions of this Plan and an Award Agreement, the Award Agreement shall control.

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